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                                                                    EXHIBIT 15


                LETTER RE UNAUDITED INTERIM FINANCIAL INFORMATION


May 7, 1998




Dear United HealthCare Corporation:


We are aware that United HealthCare Corporation and Subsidiaries has incorporated by reference in its Registration Statements No. 33-3558, 2-95342, 33-22310, 33-27208, 33-36579, 33-50282, 33-67918, 33-68300,
33-75846, 33-79632, 33-79634, 33-79636, 33-59083, 33-59623, 33-63885,
333-05717, 333-02525, 333-04875, 333-04401, 333-06533, 333-01517, 333-01915,
333-25923, 333-05291, 333-44569, 333-44613, 333-45319, 333-41661, 333-45289
and 333-50461 its Form 10-Q for the quarter ended March 31, 1998, which includes our report dated May 7, 1998, covering the unaudited interim condensed consolidated financial information contained therein. Pursuant to Regulation C of the Securities Act of 1933, that report is not considered a part of the registration statement prepared or certified by our firm or a report prepared or certified by our firm within the meaning of Sections 7 and 11 of the Act.


Very truly yours,

/s/ Arthur Andersen LLP